                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      September 11, 2002
                                                    ------------------------


                            P. H. GLATFELTER COMPANY
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


  Pennsylvania                         1-3560             23-0628360
--------------------------------------------------------------------------------
(State or Other                    (Commission File      (IRS Employer
Jurisdiction of Incorporation)     Number)               Identification No.)


      96 South George Street, Suite 500; York, PA           17401
--------------------------------------------------------------------------------
          (Address of Principal                           (Zip Code)
          Executive Offices)




                                (717) 225-4711
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

      On September 11, 2002, we received notification from Standard and Poor's that our corporate credit rating, bank loan rating, and senior unsecured debt rating, has been changed from BBB+ to BBB. This rating change will result in a
22.5 basis point increase to the interest rate margin for all outstanding borrowings and a 2.5 basis point increase in the facility fee under our $125 million Revolving Credit Agreement. Based upon our current borrowing levels, these changes will result in additional interest expense of approximately $200,000 on an annualized basis. Our current rating with Moody's Investors Service is Baa2.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    P. H. GLATFELTER COMPANY
                                         (Registrant)




                                    By:   /s/ Robert P. Newcomer
                                          ----------------------
                                    Title: President, Chief Operating Officer
                                    and Acting Chief Financial Officer